UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2009

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

42016 North Anthem Heights Drive

Anthem, AZ 85086

(Address of principal executive offices)

(623) 221-5546

(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo

Carrillo Huettel, LLP

501 W. Broadway, Suite 800

San Diego, CA 92101

phone: 619.399.3090

fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PACIFIC BLUE ENERGY CORP.

From 8-K

Current Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Pacific Blue Energy Corp. (f.k.a. Descanso Agency, Inc.) (the “Registrant”) took the following actions by written consent on October 15, 2009, the sole member of the Registrant’s Board of Directors, Mr. Joel Franklin appointed Mr. Luniel de Beer as the new Chairman of the Registrant’s Board of Directors. Mr. de Beer accepted the appointment.

Mr. de Beer – Mr. de Beer has been the President, CEO and Director of Tradeshow Marketing Company, Ltd. since 2005. Primarily responsible for overseeing operations of company controlling 2 retail franchises, with additional sales through trade shows, wholesale, and e-commerce. Additionally, Mr. de Beer functions include overseeing and coordinating HR, Legal fundraising, reporting, public relations, press releases, budgets, trade show operations, retail operations, wholesale operations, product development, and other business functions. Supervising staff of 18 and coordinating a 7-member Board. Mr. de Beer was previously with Idearc Media employed as a Product Manager & Senior Software Development Manager, Switchboard.com (formerly part of InfoSpace), where he directed development of local search and Internet Yellow Pages websites for Verizon US and Canada.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 15, 2009, the the shareholders approved the filing of Amended and Restarted Articles of Incorporation (the “Amendment”). The Amended and Restated Articles of the Registrant include: (i) changing the name of the Registrant to “Pacific Blue Energy Corp.;” and, (ii) increasing the aggregate number of authorized shares to from 50,000,000 to 300,000,000 shares, consisting of 290,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. Record holders of the majority of the issued and outstanding shares of common stock, of the Company as of October 15, 2009 approved the Amendment by written consent. The Amendment was filed on October 16, 2009 with the Secretary of State of Nevada. A copy of the Amended and Restated Articles of Incorporation is filed herewith as Exhibit 3.1.

The Registrant has notified the CUSIP Service Bureau regarding the name change and has received its new Committee on Uniform Security Identification Procedures (CUSIP) number for the Common Stock. The Company will also promptly notify both the over-the-counter bulletin board (“OTCBB”) and the Financial Industry Regulatory Authority, Inc. (FINRA) of the name change in order to obtain a new trading symbol for the Common Stock on the OTCBB. Pending receipt of the new trading symbol, the Common Stock will continue to trade on the OTCBB under the existing "DSAY.OB" symbol.

Item 8.01 Other Events

The Registrant shall implement a forward split of the issued and outstanding common shares of the Company, whereby every share of common stock held was exchanged for 4 shares of common stock. As a result, the issued and outstanding shares of common stock were increased from approximately 9,250,000 prior to the forward split to 37,000,000 following the forward split. The record date of the forward split was Monday, October 15, 2009. The forward split is payable as a dividend to shareholders of record as of October 20, 2009, and no action will be required on the part of shareholders.

Additionally, the Registrant shall request a new quotation symbol from the Financial Industry Regulatory Authority, Inc. (FINRA) on the Over-the-Counter Bulletin Board which shall be announced once the request has been approved by FINRA.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended & Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

October 27, 2009	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer

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